UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 20, 2006

Western Digital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-08703	33-0956711
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20511 Lake Forest Drive, Lake Forest, California		92630
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 672-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

At a meeting on June 20, 2006, the Compensation Committee of the Board established the performance goals for the cash bonus awards under the Western Digital Corporation Incentive Compensation Plan (the "ICP Plan") for the first half of fiscal year 2007. The Compensation Committee determined that funding of the ICP Plan for this period will be based upon accomplishment of specific revenue targets and earnings per share targets, in various combinations.

Under the ICP Plan, the Company’s executive officers and certain other employees may be awarded cash bonus awards based on the Company’s achievement of these predetermined performance goals. For executive officers, a target bonus amount has been established as a percentage of base salary ranging from 65% to 100% of base salary. Depending upon the Company’s achievement of these predetermined performance goals, the ICP Plan may fund based on a percentage of the target bonus amount (ranging from 0% to 200% of the target). However, individual participation in the ICP Plan is based on individual performance, and actual awards may vary upward or downward.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Digital Corporation

June 23, 2006	By:	Raymond M. Bukaty

Name: Raymond M. Bukaty
Title: Senior Vice President, Administration, General Counsel and Secretary